Exhibit 99.1

Consolidated Financial Statements
Dataradio Inc.
July 31, 2005

REPORT OF INDEPENDENT AUDITORS


To the Directors of
Dataradio Inc.

We have audited the consolidated balance sheet of Dataradio Inc. as at July 31, 2005 and the consolidated statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2005 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



                                      (signed) Ernst & Young LLP
Montreal, Canada                       Chartered Accountants
November 4, 2005.

Dataradio Inc.
                       CONSOLIDATED BALANCE SHEET
                          (in Canadian Dollars)

As at July 31

                                                         2005          2004
                                                           $             $
                                                      ----------    ----------
ASSETS [note 5]
Current
  Cash                                                 6,217,804     8,498,692
  Accounts receivable, less allowance for doubtful
    accounts of $144,206 and $154,703 at July 31, 2005
    and 2004, respectively                             4,811,410     4,951,613
  Unbilled receivables                                 1,616,744     1,007,210
  Inventories [note 3]                                 5,748,465     6,579,242
  Prepaid expenses and other current assets              276,448       280,976
  Future income taxes [note 8]                           722,640       749,749
  Derivative instruments [note 13]                        12,610         9,450
                                                      ----------    ----------
Total current assets                                  19,406,121    22,076,932
Future income taxes [note 8]                             684,031       738,505
Property, plant and equipment [note 4]                 1,365,447     1,422,199
                                                      ----------    ----------
                                                      21,455,599    24,237,636
                                                      ==========    ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
  Accounts payable and accrued liabilities             2,811,129     2,824,547
  Deferred revenues                                      297,724     1,984,253
  Income and other taxes payable                         186,252       252,783
  Future income taxes [note 8]                           287,219        23,096
  Due to shareholders and affiliated companies [note 6]       -      3,479,488
                                                      ----------    ----------
Total current liabilities                              3,582,324     8,564,167
Long term deferred revenues                              316,841        16,300
Future income taxes [note 8]                             226,567       249,282
                                                      ----------    ----------
                                                       4,125,732     8,829,749
                                                      ----------    ----------

SHAREHOLDERS' EQUITY
Capital stock [note 7]                                11,008,166    11,008,166
Retained earnings                                      6,321,701     4,399,721
                                                      ----------    ----------
Total shareholders' equity                            17,329,867    15,407,887
                                                      ----------    ----------
                                                      21,455,599    24,237,636
                                                      ==========    ==========

Commitments and contingencies [note 12]

See accompanying notes

On behalf of the Board:
                /s/ Robert T. Rouleau            /s/ Norman Zavalkoff
                      Director                         Director

Dataradio Inc.

                         CONSOLIDATED STATEMENT OF INCOME
                              AND RETAINED EARNINGS
                              (in Canadian Dollars)

Year ended July 31

                                                         2005          2004
                                                           $             $
                                                      ----------    ----------
Revenues
  Products                                            34,863,422    30,383,359
  Services                                             2,613,420     3,307,895
                                                      ----------    ----------
                                                      37,476,842    33,691,254
Cost of goods sold                                    16,855,183    15,914,588
                                                      ----------    ----------
Gross profit                                          20,621,659    17,776,666
                                                      ----------    ----------

Expenses [note 11]
  Sales and marketing                                  6,600,324     7,054,268
  Administration                                       3,544,131     3,849,629
  Research and development [note 9]                    5,098,870     5,421,129
  Interest (income) expense, net [note 6]                (17,385)      (42,951)
  Foreign exchange loss                                  587,055       445,058
  Amortization and write-off of property,
    plant and equipment                                  447,813       481,492
                                                      ----------    ----------
                                                      16,260,808    17,208,625
                                                      ----------    ----------
Income before income taxes                             4,360,851       568,041
Income tax provision (recovery) [note 8]
  Current                                              1,193,747       717,249
  Future                                                 245,124    (1,335,751)
                                                      ----------    ----------
                                                       1,438,871      (618,502)
                                                      ----------    ----------
Net income                                             2,921,980     1,186,543

Retained earnings, beginning of year                   4,399,721     3,213,178
Dividends                                             (1,000,000)           -
                                                      ----------    ----------
Retained earnings, end of year                         6,321,701     4,399,721
                                                      ==========    ==========

See accompanying notes

Dataradio Inc.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (in Canadian Dollars)

Year ended July 31

                                                         2005         2004
                                                           $            $
                                                      ----------   ----------
OPERATING ACTIVITIES
Net income                                             2,921,980    1,186,543
Add (deduct) items not affecting cash
  Amortization and write-off of property,
    plant and equipment                                  447,813      481,492
  Future income tax provision (recovery)                 245,124   (1,335,751)
  Increase (decrease) in deferred revenues            (1,385,988)   1,695,892
Changes in fair value of derivatives instruments
  and unrealized foreign exchange losses                  74,707     (126,049)
                                                      ----------   ----------
                                                       2,303,636    1,902,127
Net change in non-cash working capital balances
  relating to operations [note 10]                       286,025      574,046
                                                      ----------   ----------
Cash flows related to operating activities             2,589,661    2,476,173
                                                      ----------   ----------

INVESTING ACTIVITIES
Additions to property, plant and equipment [note 9]     (391,061)    (282,956)
                                                      ----------   ----------
Cash flows related to investing activities              (391,061)    (282,956)
                                                      ----------   ----------

FINANCING ACTIVITIES
Repayment of due to shareholders and
  affiliated companies                                (3,479,488)          -
Dividends                                             (1,000,000)          -
                                                      ----------   ----------
Cash flows related to financing activities            (4,479,488)          -
                                                      ----------   ----------

Increase (decrease) in cash                           (2,280,888)   2,193,217
Cash, beginning of year                                8,498,692    6,305,475
                                                      ----------   ----------
Cash, end of year                                      6,217,804    8,498,692
                                                      ==========   ==========

Supplemental cash flow information
Cash paid during the year for:
  Interest                                                42,615      105,388
  Income taxes                                           919,776      143,568

See accompanying notes

Dataradio Inc.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  DESCRIPTION OF BUSINESS

The Company was incorporated on September 6, 1983 under the Canada Business Corporations Act and designs, manufactures, markets, sells and supports a broad range of wireless modems, infrastructure and supporting software for fixed and mobile applications.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared by management in accordance with Canadian generally accepted accounting principles. The most significant accounting policies are summarized below:

Use of estimates
The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Basis of consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Dataradio Corporation, Dataradio Cor Ltd. and Dataradio Holdings Inc.

Inventories
Raw materials are valued at the lower of cost and replacement cost, finished goods and work-in-process are valued at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.

Property, plant and equipment
Property, plant and equipment are recorded at cost less related investment tax credits and other government assistance, and are amortized based on their estimated useful lives according to the following methods and rates:

Research and test equipment                 20% declining balance and five years straight line
Furniture and fixtures                      20% declining balance
Computers                                   20%, 30% declining balance and two years straight line
Tooling                                     Straight line over three years
Leasehold improvements                      Straight line over term of the lease

The costs of servicing the Company's patents and other intellectual property are expensed as incurred.

Impairment of property, plant and equipment
Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment is assessed by comparing the carrying amount of the asset with the sum of the undiscounted cash flows expected from its use and disposal. If such assets are considered impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds its fair value generally determined on a discounted cash flow basis. Any impairment results in a write-down of the asset and a charge to income during the year.

Foreign currency translation
Monetary assets and liabilities of domestic and foreign integrated operations are translated to Canadian dollars at the rates in effect at the balance sheet date. Other assets and liabilities are translated at the rates prevailing at the transaction dates. Revenues and expenses are translated at average rates prevailing during the year, except for the cost of inventory used and amortization, which are translated at exchange rates prevailing when the related assets were acquired. Gains and losses arising from the fluctuations in exchange rates are reflected in net income of the year.

Revenue recognition
Revenue from sales of products is recognized upon shipment of the product, when title has passed and collection is reasonably assured. Revenue from sales of services including maintenance services and extended warranties are recognized over the period that the service is provided. Revenue from systems and other contracts which may include multiple elements including equipment, installation, engineering, training, maintenance and other services are reviewed in order to determine whether the multiple elements can be divided into separate units of accounting, if certain criteria are met. If separable, the consideration is allocated among the separate units of accounting based on their respective fair values and the applicable revenue recognition criteria are applied to each of the separate units generally upon shipment or upon rendering of the services. Otherwise, the applicable revenue recognition criteria are applied to combined elements as a single unit of accounting. Amounts received in advance of goods being shipped or services performed are recorded as deferred revenues and amounts recognized as revenue prior to billing are recorded as unbilled receivables.

Research and development
Research costs are charged against income in the year of expenditure. Development costs are charged against income in the year of expenditure unless a development project meets the criteria under generally accepted accounting principles for deferral and amortization. The Company has not deferred any such development costs to date.

Government assistance
Amounts received or receivable under government assistance programs, including grants and investment tax credits for research and development, are reflected as reductions of the cost of the assets or expenses to which they relate at the time the eligible expenditures are incurred, provided there is reasonable assurance the benefits will be realized.

Income taxes
The Company follows the liability method of accounting for income taxes. Under this method future income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using substantively enacted tax rates and laws that are expected to be in effect in the periods in which the assets or liabilities are expected to be realized or settled. A valuation allowance is provided to the extent that it is more likely than not that future income tax assets will not be realized.

Derivative instruments
Derivative financial instruments are utilized by the Company in the management of its foreign currency exposure. The Company's policy is not to utilize derivative financial instruments for trading or speculative purposes, however the Company does not formally document the hedging relationships and they are accounted for at fair value with changes in fair value recorded in income.


3.  INVENTORIES

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------

Raw materials                                          4,701,283    4,288,089
Work in process                                          157,543      952,977
Finished goods                                           889,639    1,338,176
                                                      ----------   ----------
                                                       5,748,465    6,579,242
                                                      ==========   ==========


4.  PROPERTY, PLANT AND EQUIPMENT

                                                                        Accumulated       Net
                                                               Cost     amortization   book value
                                                                 $            $             $
                                                             ---------   ----------    ----------
2005
Research and test equipment                                  3,301,933    2,439,305       862,628
Furniture and fixtures                                         767,144      609,390       157,754
Computers                                                    1,164,413      947,817       216,596
Tooling                                                        730,479      634,741        95,738
Leasehold improvements                                         333,743      301,012        32,731
                                                            ----------   ----------    -----------
                                                             6,297,712    4,932,265     1,365,447
                                                            ==========   ==========    ===========

2004
Research and test equipment                                  3,333,900    2,392,036       941,864
Furniture and fixtures                                         762,483      565,096       197,387
Computers                                                    1,148,211      921,702       226,509
Tooling                                                        421,992      394,915        27,077
Leasehold improvements                                         331,002      301,640        29,362
                                                            ----------   ----------    ----------
                                                             5,997,588    4,575,389     1,422,199
                                                            ==========   ==========    ==========

In 2005, the Company wrote-off fixed assets no longer in use with a net book value of $15,000.


5.  BANK INDEBTEDNESS

The Company has a committed revolving line of credit in the amount of $3,000,000 expiring on February 28, 2006, that can be advanced in Canadian or US dollars equivalents, which was unused as at July 31, 2005 and July 31, 2004. This facility bears interest at either the bank's prime rate of interest [4.25% at July 31, 2005] plus 0.75% for Canadian dollar loans or the United States base rate [6.25% at July 31, 2005] plus 0.75% for U.S. dollar loans. The bank indebtedness is collateralized by various charges on the assets of the Company and its subsidiaries and also includes various terms and conditions, including the maintenance of certain financial covenants all of which were met at July 31, 2005.


6.  DUE TO SHAREHOLDERS AND AFFILIATED COMPANIES

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Due to corporate shareholders                                 -       913,968
Due to companies controlled by shareholders                   -     2,565,520
                                                      ----------   ----------
                                                              -     3,479,488
                                                      ==========   ==========

On September 13, 2004, and on April 25, 2005, the Company repaid its due to shareholders and affiliated companies.

The Company paid $42,386 [2004 - $81,335] interest on these loans which was netted against interest income in the statement of income.


7.  CAPITAL STOCK

Authorized
An unlimited number of:
Common shares.
Non-voting preferred shares issuable
  in series, the terms of which are to
  be determined by the Board of Directors
  at date of issue.

Issued and outstanding
                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
20,000,000 common shares                              11,008,166   11,008,166
                                                      ==========   ==========


8.  INCOME TAXES

The income tax provision (recovery) consists of:

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Current income taxes                                   1,193,747      717,249
Future income taxes (recovery)                           245,124   (1,335,751)
                                                      ----------   ----------
                                                       1,438,871     (618,502)
                                                      ==========   ==========

The tax effects of temporary differences that give rise to future income tax assets and liabilities are as follows:
                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Current future income tax assets
Tax basis of deferred revenues in excess of
  carrying values                                         40,000      187,000
Intercompany profit in inventories                        65,000      108,000
Accrued expenses and allowances                          316,618      454,749
Investment tax credits                                   301,022           -
                                                      ----------   ----------
Total current future income tax assets                   722,640     749,749
                                                      ----------   ---------



                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Long-term future income tax assets
Research and development expenditures                    174,000      231,000
Tax basis of intangibles and deferred revenues in
  excess of carrying values                              510,031      507,505
                                                      ----------   ----------
Total long-term future income tax assets                 684,031      738,505
                                                      ----------   ----------

Current future income tax liability
Investment tax credits claimed in current year           287,219       23,096
                                                      ----------   ----------
Total current future income tax liability                287,219       23,096
                                                      ----------   ----------

Long-term future income tax liability
Carrying value of property, plant and equipment in
  excess of tax value                                    226,567      249,282
                                                      ----------   ----------
Total long-term future income tax liability              226,567      249,282
                                                      ----------   ----------
Total future income tax assets                         1,406,671    1,488,254
                                                      ==========   ==========
Total future income tax liability                        513,786      272,378
                                                      ==========   ==========
Differences between the income tax provision (recovery) and income taxes computed using the statutory federal income tax rate are as follows:

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Income before income taxes                             4,360,851      568,041
  Canadian Rate                                            31.02%       31.85%
                                                      ----------   ----------
Income tax at statutory rate                           1,352,736      180,921
Permanent differences                                     (2,458)      (8,853)
Tax benefit of Quebec Labor Tax Credits                  (87,398)     (83,000)
Recognition of previously unrecognized
  foreign tax benefits                                        -      (634,546)
Recognition of previously unrecognized
  Canadian tax benefits                                       -      (222,815)
Effect of foreign tax rate differential                  171,743       74,911
Effect of tax rate changes                                    -        10,862
Other                                                      4,248       64,018
                                                      ----------   ----------
Income tax provision (recovery)                        1,438,871     (618,502)
                                                      ==========   ==========


9.  GOVERNMENT ASSISTANCE

The Company incurred research and development expenditures which are eligible for investment tax credits. The investment tax credits recorded are based on management's estimates of amounts expected to be recovered and are subject to audit by taxation authorities. These amounts have been recorded as a reduction of research and development expenses and capital assets and are as follows:

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Research and development expenses                      6,710,350    6,538,485
Investment tax credits                                (1,611,480)  (1,117,356)
                                                      ----------   ----------
                                                       5,098,870    5,421,129
                                                      ==========   ==========
Investment tax credits related to purchase
  of property, plant and equipment                         8,875       21,434
                                                      ==========   ==========

The Company has available non-refundable investment tax credits of approximately $1,553,000 [July 31, 2004 - $1,159,000] related to research and development expenditures which may be utilized to reduce Canadian federal income taxes payable in future years and that expire as follows:

                                                                        $
                                                                   ----------
2013                                                                  158,000
2014                                                                  984,000
2015                                                                  411,000
                                                                   ----------
                                                                    1,553,000
                                                                   ==========

The benefits of these non-refundable investment tax credits have not been recognized in the financial statements. If and when these credits are used in the future, they will reduce the company's federal income taxes payable. Subsequent to the year in which the credits are used, the amount of the credit will reduce the deductible research and development expenditures and any excess of the credit will be added to taxable income.


10.  NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATING TO OPERATIONS

                                                          2005        2004
                                                            $           $
                                                      ----------   ----------
Decrease (increase) in accounts receivable               140,203   (1,024,966)
(Increase)  in unbilled receivables                     (609,534)  (1,007,210)
Decrease (increase) in inventories                       830,777     (532,967)
Decrease in prepaid expenses and other current assets      4,528      152,987
Decrease in income and other taxes receivable                 -     2,474,210
Increase (decrease) in accounts payable and
  accrued liabilities                                    (13,418)     259,209
Increase (decrease) in income tax payable                (66,531)     252,783
                                                       ---------   ----------
                                                         286,025      574,046
                                                       =========   ==========


11.  RELATED PARTY TRANSACTIONS

In addition to transactions described elsewhere in these financial statements, the Company incurred occupancy costs of $586,461 [2004 - $515,247], which were paid to a company controlled by certain shareholders and have been recorded at the exchange amount.


12.  COMMITMENTS

As at July 31, 2005, minimum annual lease costs, including leases with related parties [note 11], are as follows:

                                                         Related     Third
                                                         Parties     parties
                                                            $           $
                                                       ---------   ----------
2006                                                     334,292      518,826
2007                                                     334,292      400,033
2008                                                     334,292      280,730
2009                                                     278,577      163,760
                                                       ---------   ----------
                                                       1,281,453    1,363,349
                                                       =========   ==========


13.  FINANCIAL INSTRUMENTS

Fair value
Short-term financial assets and liabilities
The carrying amounts reported in the financial statements for cash, accounts receivable and accounts payable and accrued liabilities approximate fair value due to the short-term maturities of these financial instruments.

Credit risk
Financial instruments, which potentially subject the Company to concentrations of credit risks, consist primarily of cash and accounts receivable. Cash is maintained with high-credit quality financial institutions. Consequently, management considers the risk of non-performance related to cash to be minimal. Approximately 42% of cash is held by a major Canadian chartered bank.

The Company reviews a new customer's credit history before extending credit and conducts regular reviews of its existing customers' credit performance. Generally, the Company does not require collateral or other security to support customer receivables. For the year ended July 31, 2005 the Company's two largest customers accounted for 10% [2004 - 11%] of sales. As at July 31, 2005 two customers represented 28% [2004 - 23%] of total accounts receivable.

Currency risk
The Company is exposed to currency risk through its cash, accounts receivable and accounts payable denominated in US dollars. As at July 31, 2005, the US dollar denominated cash amounts to US $4,772,363 [2004 - US $2,990,428], the US dollar denominated accounts receivable amounts to US $4,919,364 [2004 - US $4,172,585] and US dollar denominated accounts payable amounts to US $ $722,164 [2004 - US $1,235,362].

The Company has entered into currency options for the sale of US $900,000, expiring at various dates until October 17, 2005, to manage foreign exchange risks. Simultaneously, these options allow the counterparty to purchase US $900,000 at these same expiry dates. Gains or losses on foreign exchange include the change in the fair value of derivative financial instruments. As at July 31, 2005, the fair value of these options is approximately $12,610.


14.  SEGMENTED INFORMATION

Management believes the Company operates in a single business segment consisting of design, manufacture, marketing and sale of wireless components, software and systems primarily for private networks.

Geographic information
The following tables present revenues based on the location of customers and property, plant and equipment based on their location.

                                                             Property, plant
                                                  Revenues     and equipment
                                                     $                 $
                                                  ----------     ----------
2005
Canada                                             7,106,951        917,737
United States                                     27,718,272        447,710
Other foreign countries                            2,651,619             -
                                                  ----------     ----------
                                                  37,476,842      1,365,447
                                                  ==========     ==========
2004
Canada                                             4,283,941      1,000,350
United States                                     27,085,310        421,849
Other foreign countries                            2,322,003             -
                                                  ----------     ----------
                                                  33,691,254      1,422,199
                                                  ==========     ==========


15.    DIFFERENCES BETWEEN UNITED STATES AND CANADIAN
         GENERALLY ACCEPTED  ACCOUNTING PRINCIPLES (GAAP)

Significant differences between United States and Canadian GAAP, as it relates to the Company, are described below:

* Income Taxes. Under Canadian GAAP, substantively enacted tax rates and tax laws are applied to cumulative temporary differences and current tax expense. The Company has utilized rates which were substantively enacted. U.S. GAAP requires that enacted tax rates and laws be used. Furthermore, under U.S. GAAP, current and noncurrent deferred tax liabilities and assets should be presented for each different tax jurisdiction.

* Investment Tax Credits. U.S. GAAP permits federal investment tax credits to be recorded using the flow-through method (i.e., recognize the full tax credit against the tax provision in the year it is received) or the cost reduction method. Canadian GAAP permits only the cost reduction method and therefore under U.S. GAAP tax credits would reduce tax expense and not the related assets or expenditures.

* Research and Development. Under Canadian GAAP, research costs are written off and development costs meeting certain criteria are deferred. Under U.S. GAAP, research and development costs are written off when incurred. The Company has not deferred any such development costs to date.

* Contractual Obligations. U.S. GAAP specifies disclosure requirements for commitments under unconditional purchase obligations.

* Under U.S. GAAP, a statement of shareholders' equity and a statement of comprehensive income are required. However in the Company's case, no additional separate items would need to be presented.